Exhibit 10.11

                   Memorandum  of  Understanding  and  Agreement
                                       Between
                                 Malsha  Imports,  Inc.
                                         and
                                   Authorized  Dealer


This Memorandum of Understanding is entered into as of this date, the 28TH day of February,2003, between Malsha Imports, Inc., (hereinafter "Two Step Distributor") with Offices at 80 Suffolk Court, Hauppauge, NY, 11788 and FTS Apparel, Inc. DBA FTS Wireless (hereinafter "Dealer") to memorialize the responsibilities and agreement between the undersigned parties. Dealer represents that it has its principal Offices/Location at 12014 Anderson Rd., Tampa, Florida. Dealer also has additional locations which are set forth in the Addendum annexed hereto, entitled "Locations" and made a part hereof, and Dealer agrees that all locations including the above mentioned location and those listed in the Addendum entitled "Locations" will comply with all aspects of this agreement.

A. Dealer shall use commercially reasonable efforts to promote and sell Sprint Spectrum L.P., a Delaware limited partnership (doing business and referred to as "Sprint PCS") products and services to consumer or small business endusers, Sprint PCS phones in the Sprint PCS Territory.

B. Dealer shall provide mutually acceptable reasonable display space, subject to space limitations for the Sprint PCS products and descriptions of the services within the Dealer's retail location, and

                  (i) use its best efforts to promote the sale of the products in the Territory;
                  (ii) permit Two Step Distributor to review all of Dealer's promotion and advertising material  for  the  products  prior  to  use;
                  (iii) not use and shall withdraw and retract any promotion or advertising that Two
                           Step Distributor finds unsuitable, or is in breach of
the  terms  of  this  Agreement;
                           and
                  (iv) Execute Exhibit "A" hereto, the Sprint Trademark License Agreement.

C. Dealer shall maintain a marketing function that is fully informed on all products and services information that may be issued by Sprint PCS from time to time and that disseminates such information accurately and adequately to prospective end-user customers in the Territory.

D. Dealer shall use commercially reasonable efforts to ensure that all end-user customer questions are answered appropriately or that the respective end-user customer is provided the toll-free number of the Sprint PCS customer service department.

E. Dealer shall abide by all the rules and regulations issued by Sprint PCS and/or provided by Two Step Distributor to Dealer from time to time regarding promotion or sales activities with regard to the Products or the Service.

F. Dealer shall comply with all federal, state and local laws, rules, regulations and ordinances applicable to Dealer's business and Dealer's performance of its obligations hereunder.

G. Dealer shall perform all its obligations under this Agreement in a professional manner and in conformity with customary practices in the industry. Dealer further agrees to adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings with its customers, Sprint PCS, government officials, Two Step Distributor and the public in connection with this Agreement. Dealer agrees to refrain from any business or advertising practice which may be injurious to the business of Sprint PCS and/or Two Step Distributor and the goodwill associated therewith.



Rev  06-03-03
Dealer  Initials:  SG

H. Dealer acknowledges that the manufacturers of the products may give certain warranties regarding the merchantability of the products or their fitness for a particular purpose or some similar warranty. Sprint PCS and/or Two Step Distributor make no warranties regarding the products and disclaim any implied warranties, including warranties of merchantability or fitness for a particular purpose or use or non-infringement. nothing in this agreement will be construed as or is intended to be a warranty by Sprint PCS and/or Two Step Distributor. Dealer agrees it will seek relief under any warranty provisions from the manufacturers and not Sprint PCS or Two Step Distributor.

I. All Products offered hereunder are warranted by manufacturer and all warranties for such Products shall be assigned to Dealer to the extent permissible under the terms of such manufacturers warranty.

J. The agents of the Two Step Distributor are not authorized to make warranties binding upon Sprint PCS. Accordingly, any statements of such persons, whether oral or written, do not constitute warranties and should not be relied upon by Dealer.

K. The remedies of Dealer set forth herein are exclusive, and the liability of Two Step Distributor and/or Sprint PCS with respect to any of the Products covered by or furnished under this Agreement, shall not, except as expressly provided herein, exceed the return of monies paid for Products on which such liability is based, provided, that, this limitation of liability will not apply to death or injury of persons or damage to tangible property caused by the negligence or willful misconduct of Two Step Distributor and/or Sprint PCS. In no event shall Sprint PCS and/or Two Step Distributor be liable to Dealer or anyone else for special, collateral, exemplary, punitive, indirect, incidental, or consequential damages (including, without limitation, loss of goodwill, loss of profits of revenues, loss of savings, loss of use, interruption of business, and claims of customers) in connection with this agreement, whether such damages occur prior or subsequent to, or are alleged as a result of, tortuous conduct or breach of any of the provisions of this agreement, even if Sprint PCS has been advised of the possibility of such damages.

L. Dealer shall only sell equipment provided by Two Step Distributor to subscribers for end use and shall not sell or otherwise provide such Equipment to other distributors, re-sellers, or other non-Subscribers. Dealer shall not employ or enter any agreement to use sub-dealers. Dealer shall not sell any restricted promotions or plans. Sprint PCS and Two Step Distributor shall have the right, in their sole discretion, to approve or disapprove Dealer's retail locations.

M. i. Dealer shall permit any enduser customer to return Products (with proper proof of purchase) in accordance with Sprint PCS' and Two Step Distributor's standard return policy as designated in this paragraph M. i. Dealer shall return those products to Two Step Distributor. Dealer will receive a credit equal to the current dealer pricing for each Product returned, provided that (i) the Product is returned with all accessories that came with it, and
(ii) Dealer has furnished such information as Sprint PCS and Two Step Distributor reasonably request to verify the timeliness of the return. No credit will be given if the Product (a) has been abused by Dealer or an enduser customer including, without limitation, physical damage or unauthorized alteration or programming, (b) is not returned to Two Step Distributor in accordance with the Malsha Return Policy (attached herewith), (c) is not returned to Two Step Distributor with all accessories that came with it, or (d) if the Dealer has not refunded the sales price of the Product to the enduser customer. Notwithstanding the foregoing, before being entitled to a credit, Dealer must provide to the Two Step Distributor a copy of the original sales receipt and credit receipt for the Product being returned and maintain a record of customer satisfaction returns which Two Step Distributor may audit. Two Step Distributor will verify Customer Satisfaction Returned Phones have not been activated for more than 14 days. The record will identify the enduser customer by name and address, the reason for the return, the date of the return, and such other information that Two Step Distributor may reasonably request that Dealer will maintain in order to authenticate the customer satisfaction return.



Rev  06-03-03
Dealer  Initials:  SG

       ii. All returns of phones and accessories, whether defective or otherwise, are to be shipped at Dealer's expense. Two Step Distributor reserves the right to use any credit due to Dealer for said defective returns towards future purchases. Any defective returns requiring cash refunds will be subject to a 25% re-stocking fee, up to a maximum of $50.00.

       iii. Two Step Distributor shall not be responsible for any damages or shortfalls in merchandise reported after 48 hours of delivery.
       (a) Dealer must notify Two Step Distributor immediately, and in any event within 24 hours, of Dealer's learning of the loss or theft of any Sprint PCS Phones. Dealer will not sell any devices that are designed, advertised, or capable of being used by the enduser, or is reasonable likely to be used by the enduser, to alter the programming of a Sprint PCS Phone or which Sprint PCS or Two Step Distributor has designated as reasonably likely to be used by the enduser to alter or modify the Sprint PCS Phone in an unlawful manner (including changing any coding sequences in the handset). Dealer will comply with practices and procedures adopted by Sprint PCS and/or Two Step Distributor intended to counter fraudulent activities involving the Products.

       (b) Dealer will not and will not permit its agents, employees or representatives to engage in fraudulent activities. Two Step Distributor will not pay Dealer credits or compensation for any Sprint PCS Phones for which fraudulent accounts have been established or which have been used for any fraudulent activities. Two Step Distributor will have the right to charge back to Dealer's account any amounts paid to Dealer, including, but not limited to if it is determined that the Sprint PCS Phones for which such amounts were paid were used in any fraudulent activity

O.     This  agreement  will  have  a  term  length  of  three  years.

P. Two Step Distributor may at any time immediately terminate this agreement by providing written notice of Default (such termination to be effective upon delivery of such notice). For purposes of this Agreement, Default means the occurrence of any of the following:

                 (i) Dealer, or any of its officers, is convicted of a felony or commits an act of moral turpitude;
                 (ii) Any material breach by Dealer of any of Dealer's obligations under this Agreement;
                 (iii) Dealer repeatedly performs Dealer's duties hereunder with gross negligence;
                 (iv) Dealer engages in gross misconduct that materially injures Sprint PCS and/or Two Step Distributor;
                 (v)      If  Dealer  shall  be  declared insolvent or bankrupt;
                 (vi) If a petition is filed in any court to declare Dealer bankrupt or for a reorganization under the Bankruptcy Law or any similar statute and such petition is not dismissed in ninety (90) days or if a Trustee in Bankruptcy or a Receiver or similar entity is appointed for Dealer; and
                 (vii)    Any material breach by Dealer of its fiduciary duties.

Q. (a) During the Term of this Agreement and for a period of six months after termination of this agreement, the undersigned Dealer agrees that it shall: (1) not enter into or seek to do business with Sprint PCS, its agents, servants or other "Two Step Distributor(s)" or any of its subsidiaries for any reason, whether directly or indirectly, or by any other means; (2) that circumvention of this agreement, through such actions in any manner will cause the undersigned to be personally liable to Two Step Distributor for damages.

       (b) Dealer also recognizes that in understanding the above agreement, failure to adhere may result in breach of this Agreement and termination. Furthermore, the Dealer is prohibited to request a direct agreement with Sprint PCS. The Dealer understands, that upon entering this agreement, it will conduct all of its Sprint PCS activations only through Malsha's Two Step Distributor program.


Rev  06-03-03
Dealer  Initials:  SG

R. It is agreed that violation of clause "Q" will cause severe and irreparable damage to Two Step Distributor. In the event of any violation, Dealer agrees that Two Step Distributor shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and/or permanent injunctive relief, as well as any other relief permitted by applicable law including the payment of Two Step Distributor's reasonable attorney's fees, and costs and expenses of suit. Dealer agrees to waive any requirement that Two Step Distributor post bond as a condition for obtaining any such relief.

S. Dealer agrees to indemnify Two Step Distributor and/or Sprint PCS and hold Two Step Distributor and/or Sprint PCS harmless from any liability, loss or expense, including reasonable attorneys fees and costs of suit with respect to any claim asserted by a third party against Dealer, Sprint PCS and/or Two Step Distributor that arises out of negligent acts or misrepresentations of the Dealer.

T. Dealer must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance: Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $2,000,000 for each occurrence (combined single limit). Said required insurance policy must be underwritten by a reputable national insurer that is licensed to do business in the jurisdiction where Dealer is doing business. Dealer agrees to name Sprint PCS and Two Step Distributor as additional insureds and that, upon request of either Sprint PCS or Two Step Distributor, certificates of insurance will be delivered as soon as practicable.

U. (1) Two Step Distributor shall pay all sums due less any chargebacks, etc., to dealer within sixty (60) days following the end of the month in which said sum was earned or within forty-five (45) days of receipt of payment from Sprint PCS, whichever is later.

       (2) Two Step Distributor shall make payments to Dealer as set forth in the schedule annexed hereto as Exhibit "B".

       (3) Two Step Distributor reserves the right, and may in its sole discretion evaluate the dealer's monthly performance and place the dealer on a probationary period, for any of the following reasons:

                i. Failure to achieve the monthly minimum quota of (10) new Sprint PCS activations;
                ii.       Sub-Dealing  activities;
                iii. Improper representation of Sprint PCS products and services;
                iv.       Demo  Line  abuse;
                v.       Excessive  Churn;  and/or
                vi.       Failure  to  attend  required  trainings;  and/or
                vii. Failure to purchase a minimum of six (6) phones or 50% of the last month's average  activations  within  forty-five  (45)  days
preceding  the  date  of  processing
                          commissions.

       (4) Dealer will be given a period of 3 months to attain monthly goals, following which a minimum monthly quota of ten (10) new Sprint PCS activations must be maintained. Failure to achieve a minimum monthly quota of ten (10) activations will result in the dealer being placed on probation for thirty (30) days. Consequent failure to improve may result in final termination.

       In the event a dealer is placed on thirty (30) days probation or has not purchased/activated phones for the previous commissionable period - Sprint commissions for that duration will be held back for the charge-back period unless a satisfactory effort, as determined by Two Step Distributor, has



Rev  06-03-03
Dealer  Initials:  SG
       been made in reaching the minimum required level of activations for maintaining approved Sprint PCS retailer status.

       Up to 50% of commissions being held due to dealer being placed on probation may be used by dealers towards phone purchases, subject to a minimum of 6 phones. Two Step Distributor reserves the right to hold ALL commissions against past dues, charge backs, etc., whether from this or other carriers.

       (5) Two Step Distributor reserves the right, and may in its sole discretion hold back making payments to Dealer for the charge-back period.

       (6) Two Step Distributor reserves the right to change Dealer's terms, including, credit terms, etc., due to repeated COD returns, returned checks and/or delays in payment by Dealer. Please note any Dealer issuing a check that is not honored for any reason will be charged a returned check fee of fifty ($50.00) per check, and any Dealer issuing checks that are not honored more than one time in any twelve (12) month period would be required to pay by Money Order or Certified Bank Check only.

       (7) Two Step Distributor shall apply commissions towards returned checks, returned check fees, reshipping charges, return to stock fees or past due sums on the Dealer's account.

       (8) Two Step Distributor shall charge a restocking fee of $100 per shipment to any Dealer refusing more than one shipment within any sixty (60) day period.

       (9) Two Step Distributor shall charge a relocation charge of twenty-five ($25.00) dollars to Dealer redirecting its packages to other locations during/trans shipment.

       (10) Any order(s) to be charged to credit card(s) will require the cardholder's signature within twenty-four (24) hours. Only after receipt of the cardholder's signature in said twenty-four (24) hour period shall the order be shipped. Failure to provide said signature in a timely manner will result in the order being returned to stock and a re-stocking fee of 25% up to a maximum of $50.00 being charged to Dealer's account. In addition, no further credit card orders shall be accepted and future orders shall only be on COD-money terms.

        (11) Two Step Distributor reserves the right, to place Dealer on probation, and/or hold back commissions, and only release commission payments for a given month if the dealer has purchased a minimum of six (6) phones activated or no less than 50% of Dealer's past three months' average activations, whichever maybe higher within forty-five (45) days preceding the date of processing commissions.

       (12) Commission payments will be released only after the aggregate sum due reaches in excess of two hundred and fifty ($250.00) dollars. However, Dealer may utilize the sums held in any given month for purchases subject to Two Step Distributor's charge-back guidelines.

V. Two Step Distributor reserves the right to supplement and/or amend this agreement as needed.

W. Upon termination of this Agreement, Dealer shall immediately return to Two Step Distributor all Confidential Information in written form, including without limitation all brochures, advertising or promotional materials, company reports, client lists, forms, instructional manual, and the like.

X. This Agreement shall be governed and construed in accordance with the laws of the State of New York. All parties hereby irrevocably consent to the personal jurisdiction of the courts of the State of New York and of the United States of America sitting in Nassau County. All parties waive any defense of improper venue or forum non conveniens.




Rev  06-03-03
Dealer  Initials:  SG

Y. No delay or omission by either party hereto to exercise any right of power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

Z. This Agreement constitutes the entire Agreement of the parties and supersedes all previous agreements by and between Two Step Distributor and Dealer as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties. Dealer represents that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

AA. This agreement is intended to be enforced in accordance with its terms but such terms shall be deemed modified as necessary so as to render them valid and enforceable to the fullest extent possible under New York law. In the event any part of this Agreement is found to be void or invalid, the remaining provisions of this Agreement shall nevertheless remain in full force and effect as though the void and invalid parts were deleted.

BB. Dealer warrants and states that execution, delivery and performance of this Agreement by Dealer does not violate the terms of any other agreement to which Dealer is a party, and that Dealer is not a party to any agreements that may prevent Dealer from entering into this Agreement. Dealer further states that execution of this Agreement has been duly authorized by all requisite action of Dealer's directors and shareholders, if necessary.


                                                         Dealer:  FTS  APPATREL,
INC.  DBA  FTS  WIRELESS
Malsha  Imports,  Inc.                            Signature: /s/ Scott Gallagher
80  Suffolk  Court
Hauppauge,  NY  11788                                    Name:  Scott  Gallagher
                                                         Title:  CEO

                                                         Date:  2/28/2003



Rev  06-03-03
Dealer  Initials:  SG

Locations  (Mandatory  Signature)


Name:  FTS  Wireless                                                  Name:

Address:12014  Anderson  Rd.                                          Address:
Tampa,  Florida  33625

Contact:  Scott  Gallagher                                            Contact:

Phone:  813-964-5420                                                  Phone:

Fax:                                                                  Fax:

Name:                                                                 Name:

Address:                                                              Address:


Contact:                                                              Contact:

Phone:                                                                Phone:

Fax:                                                                  Fax:

Name:                                                                 Name:

Address:                                                              Address:


Contact:                                                              Contact:

Phone:                                                                Phone:

Fax:                                                                  Fax:

Name:                                                                 Name:

Address:                                                              Address:


Contact:                                                              Contact:

Phone:                                                                Phone:

Fax:                                                                  Fax:


        Dealer and Malsha hereby agree that all of the locations listed on this page will comply in total with the Memorandum of Understanding and Agreement between Malsha Imports, Inc., and Dealer dated the 28th day of February, 2003, and the Sprint Trademark License Agreement. (It is mandatory to sign this even if dealer has only one location).


Dealer:  FTS Wireless


Signature:/s/ Scott Gallagher
          -------------------
          Scott  Gallagher




        Rev  06-03-03                                                  Dealer
Initials:SG

                                                EXHIBIT  A
                                  TRADEMARK  LICENSE  AGREEMENT

This Trademark License Agreement (the "License Agreement") made as of February 28th, 2003 ("Effective Date") is between Sprint Spectrum L.P., a Delaware limited partnership (doing business and referred to as "Sprint PCS"), and FTS Apparel, Inc DBA FTS Wireless ("Dealer") with offices at

12014  Anderson  Rd.,  Tampa,  Florida,  33625

Background

A. Dealer has entered into an agreement ("Distribution Agreement") with MALSHA PRODUCTS ("Wholesaler") under which Dealer may sell, to consumer or small business endusers, Sprint PCS phones and related accessories (the "Products") that Wholesaler purchases from Sprint PCS. Dealer may sell the Products in Dealer's listed retail outlets in Sprint PCS' Florida Gulf Coast market service area (the "Market").

B. Dealer desires to use the Authorized Marks, as defined below, under this License Agreement.

C. Sprint PCS desires to grant to Dealer a limited, non-transferable license, with no right to sub-license, to use the Authorized Marks under this License Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, the parties agree as follows:

Operative  Terms

1.       Use  of  Trademarks

         1.1  General

Sprint PCS, under a license from Sprint Communications Company L.P. ("Sprint"), has been authorized to use certain trade names, service marks, brands and trademarks identified in the Sprint PCS Branding Guidelines and Sprint PCS Retailer Advertising Starter Guide (the "Authorized Marks") of which Sprint is the owner. Under this License Agreement, Sprint PCS grants to Dealer a limited, non-transferable license, with no right to sub-license, to use the Authorized Marks in the Market.

Dealer is permitted to use the Authorized Marks to sell, distribute for sale, and promote the Products to the extent any of the Authorized Marks appear on the Products and on promotional materials of the Products produced by Sprint PCS and supplied to Dealer by Wholesaler ("Marketing Materials"). Dealer is also permitted to use the Authorized Marks in modifications to the Marketing Materials and to create new Marketing Materials subject to Sections 1.2 and 1.3 below. Dealer is not permitted to use any of the Authorized Marks outside of the Market or in any manner not specifically permitted in this License Agreement without the prior written consent of Sprint PCS.

Dealer must use the Authorized Marks only in compliance with this License Agreement, the Distribution Agreement, the Sprint Branding Guidelines and the Sprint PCS Retailer Advertising Starter Guide. Dealer may not combine any other mark, logo or trade name with the Authorized Marks without the prior written approval of Sprint PCS.

Dealer agrees that the Authorized Marks and the Marketing Materials are proprietary to Sprint PCS and nothing in this License Agreement constitutes the grant of a general license for their use. Dealer acquires no right, title, or interest in the Marketing Materials or the Authorized Marks or the goodwill associated with the Authorized Marks due to its use of the Authorized Marks, other than the right to use the Authorized Marks in accordance with this License Agreement. In accepting this License Agreement, Dealer acknowledges Sprint's and Sprint PCS' rights to the Authorized Marks, the goodwill connected therewith, and the validity of the Authorized Marks. Dealer agrees not to attack the Authorized Marks, nor assist anyone in attacking them. Dealer further agrees not to make any application to register the Authorized Marks, nor to use any confusingly similar trademark, service mark, trade name or derivation during the term of this License Agreement and thereafter. This paragraph shall survive the termination of

Rev  06-03-03
Dealer  Initials:  SG

his License Agreement. Upon termination of this License Agreement, all rights of Dealer to use the Marketing Materials and Authorized Marks shall expire, Dealer shall discontinue use of the Authorized Marks, and all Marketing Materials shall be destroyed by Dealer or returned to Sprint PCS by Dealer, at the discretion of Sprint PCS.

         1.2  Modification  of  Marketing  Materials

Dealer agrees that any modification or alteration to any of the Marketing Materials, or creation of new marketing materials containing the Authorized Marks, must adhere to the Distribution Agreement, the Sprint Trademark Usage Guidelines and the Sprint PCS Retailer Advertising Starter Guide. Prior approval is required for any promotional activity or materials other than Marketing Materials. Dealer must direct requests for approval to Wholesaler, not Sprint PCS. Dealer must amend any proposed newly created marketing materials and any proposed modifications to the Marketing Materials, Products, or packaging, as directed by Sprint PCS through Wholesaler.

         1.3  Approvals

Following Sprint PCS' receipt of Dealer proposed newly created marketing materials or proposed modification to Marketing Materials, Sprint PCS will use reasonable efforts to respond to materials submitted for approval within 1 business day of receipt. Sprint PCS will respond to Wholesaler not Dealer. Prior approval of any other materials does not imply or suggest that the advertising/materials have been reviewed and approved for compliance with applicable state or federal laws or regulations.

         1.4  Extensions  to  Third  Parties  Prohibited

Dealer is prohibited from extending permission to use any of the Marketing Materials or any of the Authorized Marks to any third party without the prior written approval of Sprint PCS

2.  Termination

This License Agreement terminates upon the first to occur of the following events: (1) the giving of written notice to Dealer of Sprint PCS' termination of this License Agreement; (2) the expiration or early termination of the agreement between Sprint PCS and Wholesaler; and (3) the expiration or early termination of the Distribution Agreement.

3.  General  Provisions

The laws of the State of Missouri (without regard to principles of conflict of law) shall govern the validity of this Trademark License Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. Dealer shall not assign or otherwise transfer this License Agreement without the prior written consent of Sprint PCS, which consent may be withheld in Sprint PCS' sole discretion. Any such purported assignment, including by operation of law, shall be null, void and of no effect. Neither the existence of this Agreement nor any term(s) hereof may be disclosed by Dealer to any third party without Sprint PCS' prior written approval.

SPRINT  SPECTRUM  L.P.

By:
                                                         [DEALER'S  NAME]

/s/ Scott Gallagher                                        By:  Scott  Gallagher
(sign)

Name:  ______________________________                    Name:  Scott  Gallagher
(print)

Its:  ______________________________                     Its:  CEO  (title)




Rev  06-03-03
Dealer  Initials:  SG

                            MALSHA  IMPORTS,  INC
                                   RETURN  POLICY

The following is our RETURN POLICY. Please read it carefully. If there is anything that you do not understand, please contact your Sales Rep for clarification.

WE WILL NOT ACCEPT ANY RETURNS WITHOUT A RETURN AUTHORIZATION AND A COPY OF THE ORIGINAL INVOICE .

RETURNS  WILL  BE  SUBJECT  TO  THE  FOLLOWING  RESTRICTIONS:

   - No Returns after 1 year for Digital 2000 Accessories. All other accessories are subject to 180 days.
   -  No  Returns  on  Close  Out  or  Final  Sale  Items
   - Phone Returns will be subject to the Restrictions imposed by the Individual Carrier in addition to the policies listed below. If you do not have a copy of the Carrier Return Policy, please contact your Sales Rep.
            o  VOICESTREAM
            o  SPRINT
            o  NEXTEL

        No  returns  will  be  accepted  without  the  proper  paperwork.

        PROCEDURE  FOR  RETURNS:

   1. Customer will contact their Sales Rep to request a RETURN AUTHORIZATION. The following information must be provided:
            a. The Invoice Number (a copy is requested for accessories, and is required for phones)
                 Having a copy of your original invoice available will make the process of issuing you a credit much faster.
            b.   Date  of  purchase
            c.   Description  or  Part  Number
            d.   The  IMEI,  OP  or  ESN  number  for  Phone  Return
            e.   The  activation  date  for  Phone  Return
            f.   Reason  for  the  return  for  all  Returns
            g.   Weight  of  the  box  if  a  call  tag  is  being  issued

   1. Sales Rep will process the request and fax a copy of the approved RETURN AUTHORIZATION to the customer. If customer does not have access to a Fax
Machine,  the  Sales  Rep  will  call  with  a  RA  number.

   2.   Customer  will  include  the  following  with  the  shipment:
            a.   The  copy  of  the  RETURN  AUTHORIZATION  or  the  RA  Number
            b. A COPY OF THE ORIGINAL INVOICE (requested for Accessory returns, required for Phone Returns)
            c. The RA number must be written on the outside of the shipping box.

AGAIN, NO RETURN WILL BE ACCEPTED WITHOUT THE PROPER PAPER WORK OR WITHOUT AN RA NUMBER

   4. Customers can only utilize the credit once it is in the system. This means that the goods have been returned, checked for returnability and a credit has been issued.



Rev  06-03-03
Dealer  Initials:SG


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